Tupperware Corporation
Active Subsidiaries

The following subsidiaries are wholly owned by the Registrant or another subsidiary of the Registrant.

Subsidiary                                        Location

Deerfield Land Corporation                        Delaware
Tupperware Financial Corporation                  Delaware
Dart Industries Inc.                              Delaware
Tupperware Far East, Inc.                         Delaware
Tupperware Polska Sp.zo.o                         Poland
Tupperware Turkey, Inc.                           Delaware
Dart Far East Sdn. Bhd.                           Malaysia
Dart Argentina S.A.                               Argentina
Dart de Venezuela, C.A.                           Venezuela
Tupperware Colombia S.A.                          Colombia
Tupperware de Costa Rica, S.A.                    Costa Rica
Dart do Brasil Industria e Comercio Ltda.         Brazil
Daypar Participacoes Ltda                         Brazil
Academia Negocios S/C Ltda.                       Brazil
Adota Artigos Domesticos Ltda.                    Brazil
Tupperware Hellas, S.A.I.C.                       Greece
Tupperware Israel Ltd.                            Israel
Tupperware Espana, S.A.                           Spain
Tupperware Belgium N.V.                           Belgium
Tupperware France S.A.                            France
Tupperware Deutschland G.m.b.H.                   Germany
Tupperware, Ltd.                                  Russia
Tupperware Del Ecuador Tupperware Cia. Ltda.      Ecuador
Tupperware Osterreich G.m.b.H.                    Austria
Tupperware Asia Pacific Holdings Limited          Mauritius
Tupperware China, LLC.                            Delaware
Tupperware (China) Company Limited                PRC
Dart (Philippines), Inc.                          Philippines
Tupperware Realty Corporation                     Philippines
Dart Industries Hong Kong Limited                 Hong Kong
Tupperware India Private Limited                  India
Tupperware Nederland Properties B.V.              Netherlands
Tupperware Nederland B.V.                         Netherlands
Tupperware Southern Africa(Proprietary)Limited    SouthAfrica
Dart Industries (New Zealand) Limited             New Zealand
Tupperware New Zealand Staff Superannuation Plan  New Zealand
Tupperware East Africa Limited                    Kenya
Tupperware Italia S.p.A.                          Italy
Dart, S.A. de C.V.                                Mexico
Servicios Especializados de Arrendamiento
en Latinoamerica  S.A.de C.V                      Mexico
Tupperware (Suisse) S.A.                          Switzerland
Dartco Manufacturing Inc.                         Delaware
Tupperware Lusitana de Artigos Domesticos, Lda.   Portugal
Tupperware (Portugal) Artigos Domesticos, Lda.    Portugal
Premiere Products, Inc.                           Delaware
Tupperware Holdings, B.V.                         Netherlands
Tupperware Service G.m.b.H.                       Germany
Tupperware Products, B.V.                         Netherlands
Tupperware Products S.A.                          Switzerland
Tupperware d.o.o.                                 Croatia
Premiere Korea Ltd.                               Korea
Premiere Marketing Company                        Korea
Tupperware Products Inc.                          Delaware
Exportadora Lerma, S. A. de C.V.                  Mexico
Tupperware General Services N.V.                  Belgium
Premiere Manufacturing, Inc.                      Delaware
Tupperware U.S., Inc.                             Delaware
Tupperware Distributors, Inc.                     Delaware
Tupperware Factors Inc.                           Delaware
Tupperware Canada Inc.                            Canada
Japan Tupperware Co., Ltd.                        Japan
Tupperware Australia Pty. Ltd.                    Australia
Dart Staff Superannuation Fund Pty Ltd.           Australia
Importadora Y Distribuidora Importupp Limitada    Chile
Tupperware Czech Republic, spol. s.r.o.           Czech Republic
Tupperware Iberica S.A.                           Spain
Tupperware Singapore Pte. Ltd.                    Singapore
Tupperware (Thailand) Limited                     Thailand
Tupperware Uruguay S.A.                           Uruguay
Dart Executive Pension Fund Limited               United Kingdom
Tupperware Home Parties Corporation               Delaware
Tupperware U.K. Holdings, Inc.                    Delaware
Tupperware United Kingdom & Ireland Limited       United Kingdom
Miracle Maid Limited                              United Kingdom
Tupperware Scandinavia A/S                        Denmark
The Tupperware Foundation
DelawareTupperware Finance Holding Company,B.V.   Netherlands
Tupperware Finance Company, B.V.                  Netherlands
Tupperware Export Sales, Ltd.                     Barbados
Tupperware Services, Inc.                         Delaware
Tupperware Philippines, Inc.                      Philippines